EXHIBIT 10.1







                         EXCLUSIVE DISTRIBUTOR AGREEMENT

                                     BETWEEN

                       ALL - RUSSIAN RESEARCH INSTITUTE OF

                  VETERINARY VIROLOGY AND MICROBIOLOGY

                                       AND

                   AMERICAN BIOGENETIC SCIENCES, INC.

                                 ANIMAL VACCINES



















AGREEMENT EXECUTED IN BOTH ENGLISH AND RUSSIAN WITH BOTH LANGUAGE
VERSIONS BEING OF EQUAL VALIDITY

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                         EXCLUSIVE DISTRIBUTOR AGREEMENT

      This Agreement, effective this 30th day November, 2001, by and between American Biogenetic Sciences, Inc. ("Distributor"), a Delaware Corporation, and the All - Russian Research Institute of Veterinary Virology and Microbiology (the "VNIIVViM").

IT IS MUTUALLY AGREED THAT:

      1.   Definitions.

           (A) Products. The terms "Product" and "Products", as used in this Agreement, mean biological products (vaccines, diagnostics kids, biological active products).

           (B) Territory. The term "Territory" as used in this Agreement shall be defined as the world, except for the Russian Federation (former USSR).

      2. Appointment. Subject to the terms and conditions of this Agreement, VNIIVViM hereby appoints the Distributor on an exclusive basis to promote and sell the Products in the Territory, and Distributor accepts such appointment upon the terms and conditions herein stated. Distributor will be the exclusive Distributor of the Products, and Distributor shall retain the right to assign sub-Distributors or sales agents for the sales of the Products in the Territory.

      3.   Sales  Promotion.   Distributor   agrees  to  use  reasonable
commercial   effort  to  promote  the  sale  of  the   Products  in  the
Territory.

      4.   Product Purchase.

           (A) Product Prices. The price of the Products that VNIIVViM manufactures or has manufactured, for the Distributor shall be negotiated by the parties from time to time. Products may be delivered in bulk or in dispensing units as needed by Distributor.

 B) Point of Shipment. All of the prices for the Products sold to the Distributor are F.O.B. the VNIIVViM, Pokrov, Vladimirskaya oblast, Russia. Title to the Products passes to the Distributor at the time delivery of the Products on any appropriate carrier to Distributor is completed. The Distributor shall be responsible for the payment of all import arrangements including taxes, duties, import licenses and appropriate import documents.

(C) Specifications. Parties shall agree to specifications as to quality, packaging and labeling.

(D) Payment. Invoices are due and payable on or before the ninety (90) days following the date VNIIVViM invoices and delivers Products to the Distributor.

 1  Note:   the  word  "kids"  in  the  section  on   "Products"   is  a
typographical error and should be "kits".

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(E) Purchase Order Acceptance. Purchase contracts between the Distributor and
VNIIVViM are binding when VNIIVViM its notice of acceptance of Distributor's purchase order within ten (10) days.

(F) Order Fulfillment. VNIIVViM agrees that it will use its reasonable commercial efforts to fill the accepted orders as promptly as practicable.

      5.   Distributor's, Relationships and Conduct of Business.

           (A) It is agreed and understood that the Distributor is an independent contractor.

           (B) Any expenses or costs which the Distributor incurs under this Agreement, and any other expenses incurred by the Distributor to operate pursuant to this Agreement shall be paid and borne by Distributor.

      6.   Term and Termination.

           (A) This Agreement shall be for a term of ten (10) years from the date hereof, and shall automatically extend for one (1) year periods, unless VNIIVViM or Distributor give one (1) year prior written notice of termination.

           (B) If either party breaches a material term of this Agreement the other party shall be allowed to terminate this Agreement if an adequate remedy to cure the breach has not been implemented within ninety (90) days after written notice.

      7.   Quality Assurance Rights and Obligations.

           (A) VNIIVViM shall manufacture, or have manufactured, and test the Products in accordance with written procedures, and shall document conformance of the manufacture and testing of each lot with such written procedures. VNIIVViM shall implement Quality Assurance procedures to assure that such written manufacturing and testing procedures are followed and that the manufacturing and testing of each lot of Product are properly documented. VNIVViM warrants that all Products supplied to Distributor will (i) conform to mutually acceptable Good Manufacturing Practices for the Russian and U. S. Government rules and regulations, (ii) be free of defects in material, design and workmanship, and (iii) conform to specifications agreed to between VNIIVViM and Distributor. To confirm compliance with these requirements, VNIIVViM will provide to Distributor a certificate of compliance with each shipment of the Products delivered to Distributor hereunder.

      8. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission and e-mail, (iii) sent by recognized national overnight courier service, or (iv) sent by registered mail, return receipt requested, postage prepaid.

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                                          If to Distributor:
   If to VNIIVViM:                        Alfred J. Roach, Chairman and CEO
   Vitaly M. KOTLYAROV                    American Biogenetic Sciences, Inc.
   Director                               1375  Akron  Street Copiague, New York
   Tel./Fax: (09243) 6-21-25              Tel: 631-789-2600 Fax: 631-789-1661
   E-mail: VNIIVViM@niiv.petush.elcom.ru  E-mail: info@mabxa.com


9. Distributor Manufacturing. Distributor reserves the right to manufacture, or have manufactured, or have filled, the Products on terms to be agreed upon.

10.   Assignment.      Distributor  shall  have the  right to  assign or
transfer this Agreement, to one or more third parties.

11. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the transactions contemplated and may only be amended or modified if reduced to writing and signed by both parties.

12. Governing Law. This Agreement and any modifications and additions thereto shall be governed in accordance with the laws of Russia. The parties agrees to submit to the jurisdiction of the courts of the Russia.

13. Captions, Headings, or Titles. All captions, headings or titles in the sections of the Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement or a limitation of scope of the particular sections to which they apply.

14. Counterparts. This Agreement may be signed in counterparts and shall become effective as if executed in a single, complete document as of the date hereof upon its execution by both parties. Facsimile signatures of the undersigned parties will have the same force and effect as original signatures.

15. Disputes and Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration by the International Court of Arbitration of the International Chamber of Commerce (the "ICC") in accordance with the ICC Rules of Arbitration in effect at the time of the arbitration. The arbitration proceedings shall be conducted in Geneva, Switzerland and in the English language. There shall be three (3) arbitrators, one of whom shall be selected by the party seeking to initiate the arbitration, one by the other party and the third by the two arbitrators so selected. The arbitration award shall be given in writing and shall be final and binding on the parties with respect to the subject matter in controversy. The parties shall keep confidential the arbitration proceedings and terms of any arbitration award, except as may otherwise be required by law. Each party shall bear its own legal fees and other costs related to the arbitration, except that the arbitrators shall determine who shall bear the costs of the arbitrators. The arbitrators may determine arbitrability but may not award punitive damages or limit, expand or otherwise modify the terms of this Agreement.

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      In Witness Whereof, VNIVViM and the Distributor have duly signed and executed this Agreement effective as of the date first written above.

By   /s/ Vitaly M. KOTLYAROV        By   /s/ Alfred J. Roach
   ----------------------------         ---------------------------------

VNIVViM                             Distributor:
Vitaly M. KOTLYAROV                 Alfred J. Roach
Director                            Chairman and CEO
                                    American Biogenetic Sciences, Inc.


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